                                                                    Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-KSB filed by Carolina Bank Holdings, Inc. (the "Issuer") for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

                                       Carolina Bank Holdings, Inc.


Date: March 28, 2003                   By: /s/ T. Allen Liles
                                           -------------------------------------
                                           T. Allen Liles
                                           Chief Financial and
                                           Principal Accounting Officer


Date: March 28, 2003                   By: /s/ Robert T. Braswell
                                           -------------------------------------
                                           Robert T. Braswell
                                           President and Chief Executive Officer